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             AIR EXPRESS INTERNATIONAL CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)
                                 March 31, 1995
                                     (000)

                                Air Express                Purchase
                               International    RADIX     Accounting
                                 03/31/95      04/30/95   Adjustments  Pro forma

ASSETS

Current Assets:
 Cash                              $ 41,384   $  1,686    (1)$  (500)   $ 42,570
 Accounts receivable-net            207,586     31,223            -      238,809
 Other current assets                 3,724        814    (1)   (146)      4,392

   Total current assets             252,694     33,723          (646)    285,771

Property,plant and equipment - net   45,184      3,019    (1)   (757)     47,446
Goodwill                             54,239          -    (1) 24,781      79,020
Other                                36,775      1,267    (1)    831      38,873

   Total assets                    $388,892   $ 38,009       $24,209    $451,110

LIABILITIES

Current Liabilities:
 Current portion of long-term debt $  2,518   $  1,343       $     -    $  3,861
 Bank overdrafts payable              1,228          -             -       1,228
 Transportation payables             98,051          -             -      98,051
 Accounts payable                    38,384     31,449             -      69,833
 Accrued liabilities                 53,957        995    (1)  4,531      59,483

   Total current liabilities        194,138     33,787         4,531     232,456

Long-term debt                       86,278          -             -      86,278
Other liabilities                     3,390        410    (1)   (410)      3,390

     Total liabilities              283,806     34,197         4,121     322,124

Stockholders' investment            105,086      3,812    (1) 20,088     128,986

Total liabilities and equity       $388,892   $ 38,009       $24,209    $451,110






                                     EX99-D
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